UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 20, 2008 (March 19, 2008)

Hiland Partners, LP

(Exact name of registrant as specified in its charter)

DELAWARE	000-51120	71-0972724
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 West Maple, Suite 1100

Enid, Oklahoma 73701

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (580) 242-6040

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Resignation of Ken Maples

On March 19, 2008, the Board of Directors of the general partner of Hiland Partners, LP (“Hiland Partners”) accepted the resignation of Ken Maples as Chief Financial Officer, Vice President — Finance and Secretary and as a director of the general partner of Hiland Partners, effective as of April 4, 2008.  In addition, on March 19, 2008, the Board of Directors of the general partner of Hiland Holdings GP, LP (“Hiland Holdings”) accepted the resignation of Ken Maples as Chief Financial Officer, Vice President—Finance and Secretary and as a director of the general partner of Hiland Holdings, effective as of April 4, 2008.

A copy of the press release announcing Mr. Maples’ resignation is being filed herewith as Exhibit 99.1.

Appointment of Matthew Harrison as acting Chief Financial Officer

On March 19, 2008, Matthew Harrison, age 37, was appointed acting Chief Financial Officer of the general partner of Hiland Partners and of the general partner of Hiland Holdings, effective as of April 4, 2008.  Mr. Harrison has served as the Vice President — Business Development of the general partner of Hiland Partners since February of 2008. Mr. Harrison intends to serve as the acting Chief Financial Officer of the general partner of Hiland Partners and of the general partner of Hiland Holdings until a replacement for Mr. Maples is elected to such offices.

Mr. Harrison receives a base salary of $200,000 annually and participates in the Hiland Partners, LP Long-Term Incentive Plan (previously filed as Exhibit 10.2 of the Hiland Partners, LP Registrant’s Registration Statement on Form S-1 (File No. 333-119908)), in accordance with previous practice, at levels commensurate with his position.  Additionally, in connection with his hiring in February 2008, Mr. Harrison received an award of 7,500 phantom units in Hiland Partners, LP, which vest in three equal amounts over three years, was reimbursed for certain relocation expenses and was issued a company vehicle for business and personal use.  Mr. Harrison also is eligible to participate in other benefit programs available to employees generally, including life, long-term disability, medical and dental insurance and vacation benefits.

Mr. Harrison is also eligible for an annual discretionary cash bonus, in an amount to be determined by the Board of Directors of the general partner of Hiland Partners with a target range equivalent to 50% of Mr. Harrison’s base salary and consideration for additional payment based on Hiland Partners, LP’s and Mr. Harrison’s individual performance.

Prior to his appointment as the Vice President — Business Development of the general partner of Hiland Partners in February 2008, Mr. Harrison was employed by Wachovia Securities from October 2007 through January 2008, where he most recently served as a director for its Energy & Power Mergers & Acquisitions Group. Prior to joining Wachovia, Mr. Harrison was employed by A.G. Edwards Capital Markets, where he worked in the Mergers & Acquisitions Group from August 1999 to September 2007, most recently leading its energy mergers & acquisitions effort. Prior to joining A.G. Edwards, Mr. Harrison was employed by Price Waterhouse as a senior accountant from December 1992 to August 1997.

Mr. Harrison earned a B.S. degree in Accounting from the University of Tennessee, a Masters of Business Administration degree from the Kellogg Graduate School of Management at Northwestern University and is a Certified Public Accountant.  He has no relationships or related party transaction with Hiland Partners, Hiland Holdings or either of their respective general partners that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the press release announcing Mr. Harrison’s appointment as Chief Financial Officer is being filed herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION
99.1	Press Release issued by Hiland Partners, LP on March 19, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILAND PARTNERS, LP

By:	Hiland Partners GP, LLC,
its General Partner

By:	/s/ Joseph L. Griffin
Name:	Joseph L. Griffin
Title:	Chief Executive Officer, President and Director

March 20, 2008